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                                                                    EXHIBIT 99.4

                                     PROXY

                       FIDELITY NATIONAL FINANCIAL, INC.
                            17911 VON KARMAN AVENUE
                            IRVINE, CALIFORNIA 92614

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints William P. Foley, II and Frank P. Willey as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all shares of Common Stock of Fidelity National Financial, Inc. held of record by the undersigned on January 15, 1998, at a Special Meeting of Stockholders to be held on February 24, 1998 and at any adjournment or postponement thereof.

1. Approval of the issuance of shares of Common Stock of Fidelity National Financial, Inc. ("Fidelity") in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of November 17, 1997, among Fidelity, Granite Financial, Inc. and Granite Acquisition Corp. as more fully described in the accompanying Joint Proxy Statement/Prospectus.

                FOR  [ ]        AGAINST  [ ]        ABSTAIN  [ ]

2. In their discretion, the Proxies are authorized to vote upon procedural matters, including without limitation potential adjournments of the Special Meeting, and such other business as may properly come before the meeting or any adjournment or postponement thereof, for which discretionary authority may be exercised.
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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF FIDELITY COMMON STOCK IN CONNECTION WITH THE MERGER.

                                              DATED:                      , 1998
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                                              ----------------------------------
                                                         (Signature)

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                                                         (Signature)

                                                  Please sign exactly as the
                                              name(s) appear(s) below. When
                                              shares are held by more than one
                                              owner, all should sign. When
                                              signing as an attorney, executor,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such. If a corporation, please
                                              sign in full corporate name by
                                              President or authorized officer.
                                              If a partnership, please sign in
                                              partnership name by authorized
                                              person.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
                DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.